Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement(s) (No.333-276749 and No.333-280467) on Form S-8 of our report dated March 4, 2025, with respect to the consolidated financial statements of Flutter Entertainment plc.

/s/ KPMG

Dublin, Ireland
March 4, 2025